`
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              HON INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

HON INDUSTRIES INC.
414 EAST THIRD STREET - P.O. BOX 1109
MUSCATINE, IA 52761-0071
319/264-7400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2001 Annual Meeting of Shareholders of HON INDUSTRIES Inc. (the "Company") will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Monday, May 7, 2001, beginning at 10:30 a.m. (local time), in order:

          1. To elect three Directors, each for a term of three years or until their successors are elected and qualify; and

          2. To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record as of the close of business on March 1, 2001 of the Company's Common Stock, par value $1.00 per share, are entitled to vote at the meeting.

You are encouraged to attend the meeting. We want to keep you informed of the Company's activities and progress.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ James I. Johnson

James I. Johnson
Vice President, General Counsel and Secretary
March 27, 2001

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                               HON INDUSTRIES INC.
                              414 EAST THIRD STREET
                              MUSCATINE, IOWA 52761

                                                                  March 27, 2001

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2001

This Proxy Statement is furnished by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Company" or "HON INDUSTRIES") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on May 7, 2001 at the Holiday Inn in Muscatine, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting").

There were 59,426,775 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), outstanding (the "Outstanding Shares") as of the close of business on March 1, 2001 ("Record Date"). Shareholders are entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

This Proxy Statement and the enclosed proxy card will be first mailed on or about March 27, 2001 to the holders of shares on the Record Date (the "Shareholders" or, individually, a "Shareholder").

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary a written revocation or a duly executed proxy bearing a later date. The proxy will be suspended if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. These non-votes will not be considered to be voting on the matters to which they pertain and, thus, will not be counted in determining whether the election of Directors has been approved by the requisite vote of Shareholders.

Except as described below, the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote is required to adopt any motion or resolution or to take any action at any meeting of shareholders. The affirmative vote of the holders of a majority of the total Outstanding Shares entitled to vote is required and will be sufficient to take any of the following actions submitted to a vote of shareholders: (1) any amendment to the Company's Articles of Incorporation that has been approved or recommended by the Board of Directors, other than certain amendments that would amend, limit or conflict with certain provisions governing shareholder voting requirements and the Company's Board of Directors (including removal and election); (2) the election of a class of Directors at any annual meeting of shareholders if (a) at the annual meeting of shareholders in the third preceding year, an election of such class was held but no Director of such class was elected because no candidate received the requisite two-thirds vote, and (b) the term of such class of Directors was extended for an additional term of three years; and (3) any other motion, resolution or action which has been approved or recommended by the Board of Directors of the Company (other than any such motion, resolution or action regarding (a) the election or removal of Directors, (b) amendment of certain portions of the Articles of Incorporation, (c) any Corporate Combination (as defined in the Company's Articles of Incorporation), (d) any partial or complete liquidation of the Company, (e) any liquidating dividend or distribution or (f) any dissolution of the Company).

ELECTION OF DIRECTORS


At the Annual Meeting of Shareholders, three Directors are to be elected to hold office each for a term of three years and until their successors are elected and shall qualify. The Board of Directors recommends the election of the three nominees listed below. The named proxies intend to vote for the election of the three nominees. If, at the time of the meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, unless otherwise directed. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.


Set forth below is certain information furnished to the Company by each nominee and each Director continuing in office after the Annual Meeting.

                              NOMINEES FOR ELECTION

                                                                                                                COMMON STOCK
                                                                                                             AS OF MARCH 1, 2001
                                                                                                         ------------------------
                                                                                             NOMINATED  AMOUNT AND NATURE   PERCENT
                      PRINCIPAL OCCUPATION AND BUSINESS                          DIRECTOR     FOR TERM   OF BENEFICIAL        OF
NOMINEES              EXPERIENCE DURING THE PAST FIVE YEARS              AGE      SINCE       EXPIRING     OWNERSHIP         CLASS
Dennis J. Martin      Executive Vice President since 1996,                50        2000         2004            335(1)          *
                      Illinois Tool Works Inc. (developer and
                      marketer of highly engineered products
                      and systems); President, The Miller Group
                      since 1994, President, ITW Hobart
                      Brothers Company since 1996 (Illinois
                      Tool Works Inc.).

Jack D                Chairman of the Board since 1996, Chief             63        1990         2004       233,012(3)           *
Michaels (2)          Executive Officer since 1991, President
                      since 1990, HON INDUSTRIES Inc.

Abbie J. Smith (4)    Chaired Professor, Graduate School of               47        2000         2004           911(1)           *
                      Business since 1999, Full Professor,
                      Graduate School of Business, 1989-1999, The
                      University of Chicago (national leader
                      in higher education and research).

                               INCUMBENT DIRECTORS

                                                                                                                COMMON STOCK
                                                                                                             AS OF MARCH 1, 2001
                                                                                                          -----------------------
                                                                                                          AMOUNT AND
                                                                                                            NATURE         PERCENT
CONTINUING          PRINCIPAL OCCUPATION AND BUSINESS                        DIRECTOR      TERM           OF BENEFICIAL      OF
DIRECTORS           EXPERIENCE DURING THE PAST FIVE YEARS         AGE        SINCE       EXPIRES          OWNERSHIP        CLASS
Cheryl A. Francis   Advisor/Consultant since 2000; Executive        47         1999         2002            2,775                *
                    Vice President and Chief Financial Officer,
                    1995-2000, RR Donnelley & Sons Company
                    (provider of printing and related services to
                    the merchandising, magazine, book, directory
                    and financial markets).

Robert L. Katz (5)  President since 1953, Robert L. Katz and        75         1995         2002           13,514(1)             *
                    Associates (consultants on corporate
                    strategy); President since 1975, CalTex
                    Investment Management Co. (venture capital
                    firm).

Richard H           Vice Chairman, Board of Directors since         68         1964         2002        3,240,589(7)(8)       5.5%
Stanley (6)         1979, HON INDUSTRIES Inc.; Chairman since
                    1998, and President, 1986-1998, SC
                    Companies, Inc. (private holding company
                    with subsidiaries offering engineering,
                    environmental, and design-build services);
                    Chairman since 1984, Stanley Consultants,
                    Inc. (international consultants
                    engineering, architecture, planning and
                    management).

Brian E. Stern (9)  President, Xerox Technology Enterprises         53         1998         2002            7,632(7)             *
                    since 1999, Senior Vice President of Xerox
                    Corporation 1996-1999, President, Office
                    Document Products Group, 1996-1999, and
                    Corporate Vice President of Xerox Corporation
                    and President, Personal Document Products
                    Division, 1994-1996, Xerox Corporation
                    (developer, marketer, manufacturer, financier
                    and servicer of document processing products
                    and services).

Gary M              President and Chief Executive Officer,          57        2000         2003             1,134(1)             *
Christensen (10)    since 1996, Pella Corporation (marketer
                    and manufacturer of windows and doors).

Robert W            Chairman Emeritus since 1999, Counsel           63        1994         2003             5,470(1)             *
Cox (11)            1994-1999, Baker & McKenzie (an
                    international law firm).  Director of
                    various corporations.

                                       3

                                                                                                                COMMON STOCK
                                                                                                             AS OF MARCH 1, 2001
                                                                                                          ------------------------
                                                                                                          AMOUNT AND
                                                                                                             NATURE         PERCENT
CONTINUING          PRINCIPAL OCCUPATION AND BUSINESS                        DIRECTOR      TERM           OF BENEFICIAL      OF
DIRECTORS           EXPERIENCE DURING THE PAST FIVE YEARS          AGE        SINCE       EXPIRES          OWNERSHIP        CLASS
Lorne R             Executive Vice President, 1985-1993, The        67        1994         2003            16,755(1)             *
Waxlax (12)         Gillette Company (marketer and
                    manufacturer of personal care and use
                    products).  Director of various
                    corporations.

W August            Director since 1972, President and Chief        60        1998         2001            4,468(1)              *
Hillenbrand         Executive Officer, 1989-2000, Hillenbrand
(13)(14)            Industries, Inc. (marketer and
                    manufacturer of health care, funeral service
                    and high security products, services and
                    support programs).

--------------------
* Less than 1 percent.

NOTES

(1) Includes deferred fees and/or compensation in the form of deferred shares of Common Stock held on the books and records of the Company in the following amounts: Mr. Christensen, 1,134 shares; Mr. Cox, 1,093 shares; Mr. Hillenbrand, 1,743 shares; Dr. Katz, 1,499 shares; Mr. Martin, 335 shares; Dr. Smith, 911 shares; and Mr. Waxlax, 1,905 shares.

(2) Mr. Michaels is also a director of IPSCO Inc. and Snap-On Incorporated, each of which has a class of securities registered with the Securities and Exchange Commission.

(3) Includes 136,000 shares owned by Jachris L.L.C. Mr. Michaels is co-manager of Jachris L.L.C., and, as such, shares voting and dispositive powers as to the shares it owns. Mr. Michaels disclaims "beneficial ownership" of those shares.

(4) Dr. Smith is also a director of DFA Investment Dimensions Group Inc. and Dimensional Investment Group Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(5) Dr. Katz is also a director of Newell Rubbermaid Inc., which has a class of securities registered with the Securities and Exchange Commission. See "Certain Relationships and Related Transactions."

(6) Mr. Stanley also serves as a Director of Dover Resources, Inc., a subsidiary of Dover Corporation, a diversified manufacturer of industrial products.

(7) Figures include shares held by or for the benefit of certain family members of Mr. Stanley, 185,472, and Mr. Stern, 3,000. Each Director disclaims "beneficial ownership" of such respective shares.

(8) Includes 16,144 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 2,173,104 shares owned by The Stanley Foundation and 632,500 shares owned by The Holthues Trust. Mr. Stanley is Chairman, President and a director of The Stanley Foundation and President and a director of The Holthues Trust and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership."

(9) Mr. Stern is also a director of New England Business Service, Inc. and Esselte Corporation, each of which has a class of securities registered with the Securities and Exchange Commission.

(10) Mr. Christensen is also a director of Butler Manufacturing Company, which has a class of securities registered with the Securities and Exchange Commission.

(11) Mr. Cox is also a director of Carey International, Inc. and Homebase, Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(12) Mr. Waxlax is also a director of Clean Harbors, Inc., Pennzoil-Quaker State Company, BJ's Wholesale Club Inc. and Homebase, Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(13) Mr. Hillenbrand is also a director of DPL Inc., which is the parent company of The Dayton Power and Light Company, and has a class of securities registered with the Securities and Exchange Commission.

(14) Mr. Hillenbrand is not standing for re-election as a Director of the Company.


BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information known as of March 1, 2001, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock. The table also includes any non-Director executive officers included in the Summary Compensation Table. For information regarding Director stock ownership, see "Election of Directors."

NAME AND ADDRESS OF                                      AMOUNT AND NATURE OF             PERCENT
BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP            OF CLASS

State Farm Insurance Companies                                 7,374,200                  12.4%
One State Farm Plaza
Bloomington, Illinois 61701

Terrence L. and Loretta B. Mealy                               3,435,008                   5.8%
301 East Second Street
Muscatine, Iowa 52761

David C. Stuebe                                                   11,205                     *

Jerald K. Dittmer                                                  4,507                     *

James I. Johnson                                                   4,077                     *

Thomas K. Miller                                                  15,317                     *

All Directors and Officers as a Group (1)                      3,666,997                   6.2%

___________________
* Less than 1 percent.

NOTES

(1) Includes shares held by or for the benefit of certain family members of Mr. Michaels (136,000), Mr. Stanley (185,472) and Mr. Stern (3,000), as to which they disclaim "beneficial ownership." See Note (3) and Note
         (7) of "Election of Directors."


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other Forms 5 were required, during the fiscal year ended December 30, 2000, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than 10 percent beneficial owners were complied with, except Mr. Stuebe inadvertently failed to timely file one report on Form 4 for May 1998 covering one transaction in Company securities.

BOARD MEETINGS, COMMITTEES AND FEES

The Board of Directors held four regular meetings and one special meeting during the last fiscal year. The Board has three standing committees that deal with audit matters, compensation and corporate governance, including nominations to the Board. Each Director has attended 100 percent of all committee and Board meetings during the last fiscal year.

The Audit Committee consists of Cheryl A. Francis, W August Hillenbrand, Dennis
J. Martin and Abbie J. Smith. It met four times during the last fiscal year. The Committee recommends selection of the independent auditor and reviews the auditor's performance, fees and audit plans. The Committee also reviews the annual financial statements; the auditor's management letter with both the outside auditor and management; internal audit staffing, budget, plans and reports; nonaudit services provided by outside auditor; the Company's insurance coverage and any other financial matters as directed by the Board.

The Human Resources and Compensation Committee is comprised of Lorne R. Waxlax, Gary M. Christensen and Robert L. Katz. It met five times during the last fiscal year. The Committee reviews executive compensation, benefit programs for all employees, management's recommendations on election of officers and human resources development.

The Public Policy and Corporate Governance Committee is comprised of Richard H. Stanley, Robert W. Cox and Brian E. Stern. It met four times during the last fiscal year. The Committee monitors social accountability, recommends changes in Board size, oversees committee jurisdiction and assignments and proposes nominees for election to the Board of Directors. The Committee will consider candidates for Board membership recommended in writing by shareholders by the deadline for shareholder proposals. See "Deadline For Shareholder Proposals For 2002 Annual Meeting."

Each Non-employee Director receives an annual retainer of $22,000. Non-employee Directors are required to receive one-half of their annual retainer in the form of shares of Common Stock of the Company to be issued under the terms of the Amended and Restated 1997 Equity Plan for Non-Employee Directors of HON INDUSTRIES Inc. (the "Director Plan") or (to the extent the Director participates in the Directors Deferred Compensation Plan (the "Deferred Plan")) in the form of shares to be credited to the Director's Share Sub-Account under the Deferred Plan. However, this provision does not apply to any Director owning Common Stock with a market value of five times the annual retainer, or more. Non-employee Directors can also acquire Common Stock in several other ways. Under the Director Plan, Directors are entitled to receive up to 100 percent of their retainers and other fees in the form of shares of Common Stock. Under the Deferred Plan, each Director is provided with the opportunity to defer cash compensation earned as a Director, including retainer and committee fees, in accordance with the provisions of such plan. Deferred compensation may be deferred in cash or in the form of shares of Common Stock (determined by dividing the amount of the compensation deferred by the fair market value per share of Common Stock on the date such compensation would have otherwise been paid). In addition, each Non-employee Director is eligible to receive awards of options to purchase Common Stock of the Company, restricted stock or common stock grants, or any combination thereof, in such amounts as the Board of Directors may authorize under the Director Plan. In 2000, each Non-employee Director was issued 600 shares of Common Stock of the Company under the Director Plan. All shares of Common Stock issued in lieu of cash retainer amounts or other Director fees (as described below) have heretofore been issued pursuant to the Company's amended and restated 1995 Stock-Based Compensation Plan (the "Restated Stock-Based Compensation Plan") or the Director Plan. Each Director also receives $1,000 for each regular or special Board meeting, $1,000 for each special committee meeting, and $500 for each regular meeting of a committee of which the Director is a member. Directors also receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis. Each Director receives a $500 fee for each Board or committee meeting held by telephone conference or meetings attended at the request of the Chairman of the Board. Directors are also paid travel and related expenses for meetings attended. Directors who are employees of the Corporation do not receive additional compensation for service on the Board of Directors.

AUDIT COMMITTEE REPORT

The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter is set forth in Exhibit A to this Proxy Statement. The primary functions of the Audit Committee are set forth in its Charter and under "Board Meetings, Committees and Fees" on the preceding page.

All members of the Audit Committee are independent as defined in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

The Audit Committee reviewed and discussed with management and Arthur Andersen LLP, the Company's independent auditor, the Company's audited financial statements for the year ended December 30, 2000.

The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

The Audit Committee received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and discussed with the auditor the auditor's independence. The Audit Committee also considered whether the provision of tax assistance, ERISA audits of employee benefit and welfare plans and supplemental internal audit services are compatible with maintaining the independence of the Company's independent auditor.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Cheryl A. Francis, Chairperson
W August Hillenbrand
Dennis J. Martin
Abbie J. Smith

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 1995, Robert L. Katz and Associates, of which Dr. Katz is President, entered into a one-year agreement with the Company to provide certain consulting services for $5,000 per month. The agreement also provides for reimbursement of travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf and is automatically renewed each year unless notice of cancellation is given no later than 90 days prior to the end of the one-year term. The agreement has been renewed for 2001. In 2000, the Company paid Robert L. Katz and Associates a total consulting fee of $60,000, plus $9,563.35 of expense reimbursement, for services rendered.

REQUIRED VOTE

Approval of the election of the above nominees as Directors requires the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (determined by reference to fiscal year 2000) for the years indicated:

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL                               LONG-TERM
                                         COMPENSATION                          COMPENSATION
                                         -------------                        ---------------
                                                                                             VESTED
                                                                       AWARDS               BENEFITS
                                                                -----------------------------------------
                                                       Other                  Securities
                                                       Annual     Restricted  Underlying                   All Other
        Name and                                      Compen-       Stock      Options/        LTIP         Compen-
        Principal        Fiscal  Salary(1) Bonus(2)   sation(3)    Awards(4)    SARs(5)       Vested(6)     sation(7)
        Position          Year     ($)       ($)        ($)          ($)         (#)             ($)          ($)

Jack D. Michaels          2000   593,333   525,943      53,008      431,000      240,000                     182,354
Chairman, President and   1999   527,500   483,834      49,274                    75,000      259,479        158,268
Chief Executive Officer   1998   493,000   490,442      30,030      809,965                                  203,138

David C. Stuebe           2000   273,333   165,438      11,968                    42,500                      58,744
Vice President and        1999   255,000   125,083      14,511                    30,000      129,739         58,878
Chief Financial Officer   1998   240,333   173,974       9,848                                                72,551

Jerald K. Dittmer         2000   187,655    95,338       9,383                    15,000                      24,399
Vice President, Finance   1999   140,707    64,751       7,938                    11,250                      20,922
and Controller            1998   129,907    55,044      28,220                     7,000                      25,982

James I. Johnson          2000   179,500    68,424      11,202                    17,500                      30,587
Vice President, General   1999   169,767    70,419      11,804                    15,000                      26,070
Counsel and Secretary     1998   161,200    73,672      26,548                                                   576

Thomas K. Miller          2000   166,083    64,879      15,312                    15,000                      29,822
Vice President,           1999   161,083    62,029      15,986                    11,250      64,869          28,474
International             1998   156,083    71,296      12,305      17,160                                    35,234

-----------------

NOTES

(1) These figures and others on this Table include amounts deferred, if any, in respect of fiscal years 2000, 1999 and 1998 compensation but do not include any interest that may have accrued on any deferred compensation under the Company's Executive Deferred Compensation Plan (the "Deferral Plan"). The Deferral Plan permits a participant to elect to defer any combination of salary, bonus, cash profit-sharing, ERISA supplemental retirement, long-term performance or LTIP income. The deferrals under this Deferral Plan may be made into a cash account or a HON INDUSTRIES stock account. The Deferral Plan provides for interest to be paid on any amounts deferred to the cash account at an annual rate, compounded monthly, equal to one percent above the prime rate of The Northern Trust Company, Chicago, Illinois, effective as of the first business day of the year.

(2) The figures for bonuses reflect the awards of executive bonuses for the relevant fiscal years under the Company's Executive Bonus Plan. The executive bonuses are payable in February following the fiscal year for which they are earned, subject generally to a participant's continued employment with the Company at the time of payment.

(3) The figures in this column reflect cash profit-sharing payments, interest on vested LTIP benefits, above market interest payable on deferred compensation, and relocation expenses. In the 2000, 1999 and 1998 fiscal years, the Company made the following payments under the Cash Profit-Sharing
Plan: Mr. Michaels -$11,968; $12,782; $9,848; Mr. Stuebe - $11,968; $12,782;
$9,848; Mr. Dittmer -$9,383; $7,938; $7,788; Mr. Johnson - $11,202; $11,804;
$-0-; and Mr. Miller -$10,657; $11,156; $9,848. The Company's Cash
Profit-Sharing Plan is generally applicable to all members after completing one year of service. Cash profit-sharing is earned on a non-fiscal year cycle. Interest payments for LTIP benefits vested in fiscal year 1999 were as follows: Mr. Michaels - $3,459; Mr. Stuebe - $1,729; and Mr. Miller - $865. The above market interest payments on deferred compensation paid for the 2000, 1999, and 1998 fiscal years were as follows: Mr. Michaels - $41,040; $33,033; $20,182 and Mr. Miller - $4,655; $3,965; $2,457. In the 1998 fiscal year, the Company made taxable relocation expense reimbursements of $20,432 for Mr. Dittmer and $26,548 for Mr. Johnson.

(4) The amounts for 1998 shown in this column are based upon the closing price of the Company's unrestricted Common Stock on February 11, 1998, the date the restricted stock was granted. These shares were granted to make up for a short fall in retirement benefits due to the absence of an ERISA Supplemental Retirement Plan at the Company prior to 1995. The amount for 2000 shown in this column is based upon the closing price of the Company's unrestricted Common Stock on August 7, 2000, the date the 16,000 shares of restricted stock was granted. These shares were awarded to recognize Mr. Michaels' past performance and to provide him with an additional incentive to achieve the Company's long-range strategic goals. These restricted shares will vest in 2006, after the anticipated date on which Mr. Michaels' successor will have been selected, to ensure a successful CEO succession and transition. This grant further provides for accelerated vesting when certain price targets for the Company's unrestricted Common Stock are achieved to further align his interests with those of the shareholders. As of the end of fiscal year 2000, Mr. Michaels held an aggregate of 40,922 shares of restricted stock valued at $1,043,511; and Mr. Miller held an aggregate of 528 shares of restricted stock valued at $13,464. These restricted shares cannot be sold or otherwise transferred while the participant is employed by the Company. Dividends are paid on the restricted stock reported in this column.

(5) These numbers represent options for shares of the Common Stock of the Company granted pursuant to the Company's Restated Stock-Based Compensation Plan. Out of the total option grant to Mr. Michaels in 2000, a grant of 140,000 options was made as part of the annual long-term incentive grant to senior executives. A grant of 100,000 options was based upon the Committee's belief that stock options represent an appropriate means to provide an additional incentive to retain Mr. Michaels and ensure a smooth leadership transition during the CEO succession process. These 100,000 options vest in 2008, after Mr. Michaels' projected retirement, with accelerated vesting when certain price targets for the Company's Common Stock are achieved consistent with the accelerated vesting noted in Note 4 above.

(6) These benefits vested in the designated fiscal periods. The 1999 LTIP benefits for Mr. Michaels, Mr. Stuebe, and Mr. Miller represent cumulative appreciation over a five-year period starting January 1, 1995 on 200,000, 100,000, and 50,000 units, respectively, of permanent capital of HON INDUSTRIES Inc. and, at the discretion of the Board of Directors, have been wholly paid or deferred in fiscal year 2000. The appreciation for Mr. Michaels consisted of $32,860 in 1995, $50,857 in 1996, $58,446 in 1997,
$62,308 in 1998, and $55,008 in 1999. The appreciation for Mr. Stuebe consisted of $16,430 in 1995, $25,428 in 1996, $29,223 in 1997, $31,154 in
1998 and $27,504 in 1999. The appreciation for Mr. Miller consisted of $8,215 in 1995, $12,714 in 1996, $14,611 in 1997, $15,577 in 1998 and $13,752 in
1999. See discussion of Executive Long-Term Incentive Compensation Plan in the "Report of the Human Resources and Compensation Committee of the Board of Directors of the Company on Executive Compensation."

(7) Included are Company contributions to the HON Members Company Ownership Plan and the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Group Term Life Insurance Plan, all of which are generally applicable to all members. The amounts paid under the HON Members Company Ownership Plan for the 1998 fiscal year were as follows: Mr. Michaels - $838; Mr. Stuebe - $660; Mr. Dittmer
- $275; and Mr. Miller - $458. Amounts paid under the HON Members Company Ownership Plan in 1998 were lower than in prior years because the shares of Common Stock reserved for issuance under this plan were exhausted prior to the end of the year and the Company determined not to make additional contributions. This plan was merged into the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan and that plan was amended to add substitute benefits. The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan for the 2000, 1999 and 1998 fiscal years were as follows: Mr. Michaels - $17,018; $16,010; $15,056; Mr. Stuebe - $17,018; $16,010; $15,396; Mr. Dittmer - $14,299; $13,610; $15,047; Mr.
Johnson - $17,018; $16,010; $-0-; and Mr. Miller - $17,018; $16,010; $15,781.
The dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Group Term Life Insurance Plan in the 2000, 1999 and 1998 fiscal years were as follows: Mr. Michaels - $847; $1,184; $1,404; Mr. Stuebe - $249; $772; $900; Mr.
Dittmer - $87; $133; $155; Mr. Johnson - $-0-; $309; $576; and Mr. Miller -
$158; $731; $1,404. This column also includes amounts equal to the value of Company Common Stock paid in respect of the 2000, 1999 and 1998 fiscal years under the Company's ERISA Supplemental Retirement Plan ("ESRP"), as follows: Mr. Michaels - $164,489; $141,074; $185,840; Mr. Stuebe - $41,477; $42,096; $55,595;
Mr. Dittmer - $10,013; $7,179; $10,505; Mr. Johnson - $13,569; $9,751; $-0-; and
Mr. Miller - $12,646; $11,733; $17,591. Under this Plan, certain executives receive certain benefits in the form of Company Common Stock equal in value to benefits they would have received under certain Company ERISA plans and the Company's Cash Profit-Sharing Plan but for a $170,000 earnings cap for 2000. The number of shares of Company Common Stock to be paid is determined by dividing the value of such benefits by the average of the closing prices of a share of the Company's Common Stock for each trading day of the last calendar quarter of the most recent calendar year immediately preceding the date of payment, with cash payable in lieu of any fractional share. The amount included in this column as compensation under the ESRP is equal to the closing price of the shares on the date they are paid. The shares for 2000 were issued as of February 23, 2001. The Common Stock is issued under the Company's Restated Stock-Based Compensation Plan and may not be transferred while the recipient remains employed by the Company.

STOCK OPTIONS

The following table contains information concerning the grant of stock options under the Company's Restated Stock-Based Compensation Plan to the Named Executive Officers for the year ended December 30, 2000, all of which are reflected in the Company's Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                  ---------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES
                   NUMBER OF      PERCENT OF                                            OF STOCK PRICE APPRECIATION
                  SECURITIES     TOTAL OPTIONS/                                             FOR OPTION TERM(3)
                  UNDERLYING     SARS GRANTED                                           ---------------------------
                  OPTION/SARS   TO EMPLOYEES    EXERCISE OR BASE                               5%               10%
      NAME       GRANTED(1)(#)  IN FISCAL YEAR   PRICE ($/SHARE)(2)   EXPIRATION DATE          ($)              ($)
      ----        ------------  --------------  -------------------   ---------------          ---              ---

Jack D. Michaels    140,000                         $18.31          February 16, 2010      1,612,329         4,085,957
                    100,000        45.1%            $26.69           January 1, 2012       2,124,141         5,707,465
David C. Stuebe      42,500         8.0%            $18.31          February 16, 2010        489,457         1,240,380
Jerald K. Dittmer    15,000         2.8%            $18.31          February 16, 2010        172,749           437,781
James I. Johnson     17,500         3.3%            $18.31          February 16, 2010        201,541           510,745
Thomas K. Miller     15,000         2.8%            $18.31          February 16, 2010        172,749           437,781


-----------------

(1) The options were granted pursuant to the Company's Restated Stock-Based Compensation Plan, which was approved by the shareholders. All options granted under the Restated Stock-Based Compensation Plan in 2000 are non-qualified stock options. No stock appreciation rights were granted under the Restated Stock-Based Compensation Plan in 2000.

(2) The average of the high and low transaction prices of a share of Common Stock on February 16, 2000, the date of grant, was $18.31 per share. The average of the high and low transaction prices of a share of Common Stock on August 7, 2000, the date of grant, was $26.69 per share. The exercise price may be paid (a) in cash, or (b) in shares of Common Stock valued at fair market value on the date of delivery, or (c) by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option, having a fair market value equal to the purchase price payable by reason of the exercise, or by a combination of (a), (b) or
(c). The options become exercisable at the end of four years after the grant date. The 100,000 options granted to Mr. Michaels become exercisable as set out in Notes 4 and 5 to the Executive Summary Compensation Table on page 9. Upon a Change in Control (as defined in the Restated Stock-Based Compensation
Plan), all options then outstanding become immediately exercisable in full and remain exercisable for the remaining term of the option. Those participants who terminate employment due to disability may exercise options, which shall become fully vested as of the date of disability until the earlier of the expiration date of the option or the first anniversary of the date of disability. The representative of participants whose employment is terminated due to death may exercise options, which shall become fully vested as of the date of death until the earlier of the expiration date of the option or the first anniversary of the date of death. Those participants who terminate employment due to retirement may exercise options which shall become fully vested as of the date of retirement until the earlier of the expiration of the option, or, the third anniversary of the date of retirement. Those participants who terminate employment for any other reason (except termination "for cause" in which case no additional exercise period is provided) may exercise options which are vested as the date of termination until the earlier of the expiration of the option or the end of the 30th day following the date of termination. Except as set forth above, all options terminate upon termination of employment.

(3) Calculated on option terms of ten years beginning February 16, 2000 through February 16, 2010, with annual compounding. The 100,000 stock option award to Mr. Michaels is calculated on option terms of 11-1/2 years beginning August 7, 2000 through January 1, 2012, with annual compounding. The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Common Stock of the Company. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and the unexercised options held as of December 30, 2000. None of the Named Executive Officers exercised any stock options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES
                                           UNDERLYING UNEXERCISED OPTIONS/SARS                 VALUE OF UNEXERCISED IN-THE-MONEY
                                                   AT FISCAL YEAR-END(1)                          OPTIONS/SARS AT FISCAL YEAR-END
                                                           (#)                                                ($)
                                    --------------------------------------------------- -------------------------------------------
               NAME                       EXERCISABLE              UNEXERCISABLE             EXERCISABLE             UNEXERCISABLE
Jack D. Michaels                              -0-                     360,000                    N/A                  $1,203,850
David C. Stuebe                               -0-                     87,500                     N/A                   $381,475
Jerald K. Dittmer                             -0-                     33,250                     N/A                   $130,688
James I. Johnson                              -0-                     42,500                     N/A                   $156,275
Thomas K. Miller                              -0-                     33,250                     N/A                   $137,688


----------------

(1) The number of unexercised options consists of non-qualified stock options granted under the Company's Restated Stock-Based Compensation Plan. No SARs were issued or outstanding as of December 30, 2000 under the Restated Stock-Based Compensation Plan.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING AUDIT COMMITTEE REPORT AND THE FOLLOWING PERFORMANCE GRAPH AND THE REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY ON EXECUTIVE COMPENSATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                PERFORMANCE GRAPH
              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
          S & P 500 INDEX, OFFICE FURNITURE INDUSTRY GROUP, AND THE COMPANY

                                  TOTAL RETURN
                        STOCK PRICE PLUS REINVESTED DIVIDENDS

 ANNUAL RETURN      1995    1996      1997    1998    1999     2000
--------------------------------------------------------------------
 HON INDUSTRIES    $100.00 $142.01  $253.53 $214.57 $200.00  $236.93
 S & P 500         $100.00 $122.89  $163.83 $210.58 $254.81  $231.60
 OFIG*             $100.00 $182.07  $279.93 $212.76 $187.49  $231.74

*The Office Furniture Industry Group is a composite peer index constructed by the Company and weighted by market capitalization that includes the following companies, but from which the Company has been excluded: Herman Miller, Inc.; Kimball International, Inc.; Teknion Corporation; and Steelcase Inc.

The total return assumes $100.00 invested in each of the Company's Common Stock, the S & P 500 Index, and the Office Furniture Industry Group Stocks on December 31, 1995. It includes reinvestment of dividends and is based on the closing stock price on the last trading day of the Company's fiscal quarter. Information for Steelcase Inc. is not available prior to its Initial Public Offering on February 18, 1998, and returns for the Office Furniture Industry Group do not include Steelcase Inc. prior to the second quarter of 1998. Information for Teknion Corporation is not available prior to its Initial Public Offering on July 17, 1998, and returns for the Office Furniture Industry Group do not include Teknion Corporation prior to the third quarter of 1998.

The comparative performance of the Company's Common Stock against the indexes as depicted in this graph is dependent on the price of the stocks at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of Company performance.

            REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
                    OF THE BOARD OF DIRECTORS OF THE COMPANY
                            ON EXECUTIVE COMPENSATION

OVERALL POLICY. The Company's executive compensation program is designed to be linked to Company performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will assist the Company to attract, motivate, and retain executives of the highest quality; (ii) relate total compensation to individual executive performance and the performance of the business unit he or she manages; and
(iii) provide incentives for high levels of performance that reward strong Company performance and recognize individual initiative and achievement.

The Company also believes executive compensation should be subject to independent review. Relative matters pertaining to executive compensation are submitted to the non-employee Directors of the Board for approval following review and recommendation by the Human Resources and Compensation Committee (the "Committee"). The Committee is comprised of three non-employee Directors and met five times during fiscal year 2000.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the
Company's: (1) compensation strategy is aligned with the long-term interest of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both Company and individual performance. In discharging its responsibilities, the Committee utilizes broad-based, comparative compensation surveys developed by independent professional organizations.

Approximately every three to five years, the Board of Directors requests a more extensive competitive assessment of the Company's executive compensation programs. During fiscal year 2000, the Company retained Towers Perrin, a national compensation consulting firm, to conduct this executive compensation review under the oversight of the Committee. The competitive assessment included a review of the Company's executive pay philosophy and analysis of the elements of pay and long-term incentives compared to broad-based survey data and a selected peer group of similarly sized companies. The companies comprising the peer group included Herman Miller and Steelcase, as well as other companies, which provided competitive data, based upon sales that ranged from $700 million to $3 billion. The Company was closely aligned in the median of that range.

The federal corporate income tax law (IRS Code Section 162(m)) limits the ability of public companies to deduct compensation in excess of $1 million paid annually to the chief executive officer or the other four most highly compensated executive officers. There are exceptions to this limit, including exceptions for compensation that qualifies as "performance based." The Company has structured the performance-based portion of the compensation of its executive officers in a manner that complies with the exception to Section 162(m) to permit the Company to deduct the related expenses.

EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program consists of the following components:

BASE SALARY. Base salaries are determined by evaluating the duties and level of responsibilities of a position, the experience of a candidate, prior compensation, compensation for positions having similar scope and accountability within the Company, and market survey data. In general, the Company uses as a guide, for setting base salary levels, 90% of the mid-point of base salary ranges from compensation surveys. The Company participates annually in the Towers Perrin Compensation Survey, which is widely used and gives relevant compensation information on executive positions. While some of the companies in the peer group chosen for comparison of shareholder returns in the Performance Graph on page 12 may be included in the surveys considered by the Committee in setting executives' salaries, there is no set peer group against which those salaries are measured. Base salaries are determined for executive officers by considering an executive's individual performance and level of experience, changes in responsibilities and by reference to salary surveys for comparably situated executives with companies of similar size.

EXECUTIVE BONUS PLAN. The purpose of the Company's Executive Bonus Plan ("Bonus Plan") is to motivate and reward executive management to achieve specific financial and non-financial objectives. These objectives include, for example, achievement of annual profitability and return on asset goals by operating units and meeting personal achievement objectives established for each participant based upon the participant's position and responsibilities. A target bonus level, stated as a percent of annual base salary, is established for each participant and approved by the Committee and the Board annually. For the Chairman, President and Chief Executive Officer, the Committee determines the annual bonus opportunity and performance objectives. The annual target bonus percentage for the Chairman, President and Chief Executive Officer is equal to 100% of base salary. The other named executives in the Summary Compensation Table have annual target bonus percentages that range from 50% to 75% of their base salary. The Bonus Plan objectives are reviewed and approved annually by the Chairman, President and Chief Executive Officer, the Committee and the Board. Bonuses are normally awarded annually based upon achievement of predetermined financial performance targets and personal objectives, measured over the Company's fiscal year. The bonus awards for each fiscal year are approved by the Committee and the Board of Directors.

EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN. There are currently 4 participants in the Company's Executive Long-Term Incentive Compensation Plan ("LTIP"), including operating company presidents and certain key corporate officers. Its purpose is to focus the attention of senior executives on the long-term financial performance of the Company and to strengthen the ability of the Company to attract, motivate and retain senior executives of high caliber.

Awards made under the LTIP are in the form of rights to the appreciation, over a five-year period (unless otherwise designated by the Board of Directors), in the value of units of permanent capital of the Company and/or one of its operating companies. Appreciation is measured on a net cumulative basis over the award period. Under the LTIP, permanent capital may be defined by the Board of Directors and generally means total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such as gains and losses from sales of assets and sales, transfers, or redemption of permanent capital, and certain other extraordinary and non-operating items. Each unit of permanent capital is equal to one dollar. The size of an award is dependent upon the impact the participant has on the long-term realization of Company or business unit, or both, sales and profits. Maximum amounts are not specified, but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit during the period, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition and the business unit's manufacturing capacity. The ultimate value of an award payment, which is equal to the net cumulative appreciation, if any, on units of permanent capital, is dependent on the financial performance of the Company or the applicable business unit, or both.

Rights to award payments become vested, unless participant's employment has been terminated previously, at the end of the award period or on death, disability, retirement at age 62 or change in corporate control. Award payments are made in cash in three equal installments over three fiscal years unless the Board of Directors approves a different payment schedule. In lieu of payments, participants may elect to receive shares of the Company's Common Stock pursuant to the terms of the Restated Stock-Based Compensation Plan.

No LTIP awards were made in fiscal year 2000.

LONG-TERM PERFORMANCE PLAN. In fiscal year 2000, the Board approved the addition of the Long-Term Performance Plan (the "Performance Plan"). The purpose of this Performance Plan is to promote the attainment of the Company's performance goals. The Performance Plan is designed to reward increasing long-term shareholder value and is tied to individual business unit's three-year strategic plan. The Performance Plan provides target awards of performance "units" to each participant at the beginning of a three-year performance period. Actual performance units earned are based upon growth in profitability and average return on capital. Performance unit valuation, in turn, is based upon business unit valuation determined by profitability, use of capital and free cash flow.

RESTATED STOCK-BASED COMPENSATION PLAN. The Restated Stock-Based Compensation Plan authorizes, among other things, the grant of stock options and SARs to participants, including the Company's executives. The grant of stock options and SARs is intended to further the growth, development, and financial success of the Company by providing additional incentives to key employees and assist them to become owners of Common Stock of the Company. As owners, they will benefit directly from its growth, development and financial success of the Company with other shareholders. Stock option grants will also enable the

Company to attract and retain the services of executives considered essential to the long-range success of the Company by providing them with a competitive compensation package and an opportunity to become owners of Common Stock of the Company.

Awards were based on market survey data of long-term incentive compensation for executives in similar positions and individual performance of each participant. Stock option grants are generally made to those individuals who have the ability through their leadership, strategic planning and actions to impact the long-term performance of the Company and, consequently, its stock price.

EXECUTIVE STOCK OWNERSHIP POLICY. The Company has adopted an Executive Stock Ownership Policy based upon the belief that key executives who can impact shareholder value through their achievements should own significant amounts of the Company Common Stock. Under this Policy, guidelines are provided for participants to acquire and hold a recommended amount of Common Stock of the Company based on their position, responsibilities, length of service and compensation level. Such Common Stock ownership will align the interests of key executives with shareholder interests and provide a personal benefit for the success of the Company. Exercise of vested stock options provides one of several means by which key executives can satisfy this Policy.

CHIEF EXECUTIVE OFFICER COMPENSATION. In determining Jack D. Michaels' compensation, the Committee and the Board of Directors consider, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above, the Company's success in implementing strategies for long-term growth, profitability and shareholder value creation. The Committee also reviews the Company's performance goals in the areas of revenue, profitability, return on equity, growth, financial soundness, member relations and corporate citizenship. The Committee also considers the compensation levels of chief executive officers as shown by reputable independent surveys for organizations of similar size. Overall, profitable sales growth, return on equity, return on capital and achievement of long-term initiatives related to strategic business objectives are the primary measures of the Chief Executive Officer's performance.

Mr. Michaels was paid a base salary of $593,333 with respect to fiscal year 2000. The Committee reviewed survey data for comparable positions within the manufacturing industry and considered recommendations from Towers Perrin as part of an overall executive competitive compensation assessment performed in fiscal year 2000 at the direction of the Committee. The Committee also considered performance against certain financial goals. In the 2000 fiscal year, the Company's net sales increased to $2.05 billion, compared to $1.80 billion in 1999. Net income and earnings per share were $106.2 million and $1.77 per share, respectively, compared to $99.9 million and $1.64 in 1999. The Company's return on average shareholders' equity was 19.8% in fiscal year 2000. 1999 net sales are restated from prior reports to reflect accounting regulations enacted since 1999.

Under the Bonus Plan, Mr. Michaels received an award of $525,943 in respect of fiscal year 2000 compared to an award of $483,834 for fiscal year 1999. This award reflected the performance of the Company against financial goals established by the Committee under the Bonus Plan and the Committee's judgment regarding the level of achievement by Mr. Michaels of non-financial, personal goals established for him by the Board for fiscal year 2000. It further reflected the successful attainment of other strategically important initiatives and long-term objectives, which the Committee believes will be of significant benefit in positioning the Company for profitable growth in the future.

Mr. Michaels received a grant of 240,000 stock options, and a grant of 16,000 shares of restricted stock in fiscal year 2000 (see Notes 4 and 5 in the Summary Compensation Table).

HUMAN RESOURCES AND
  COMPENSATION COMMITTEE

Lorne R. Waxlax, Chairperson
Gary M. Christensen
Robert L. Katz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2000, the Human Resources and Compensation Committee was comprised of Mr. Waxlax and, for part of the year, Dr. Katz and Messrs. Christensen, Cox, Hillenbrand and Stanley, none of whom is a current or former officer of the Company. There are no interlocking board memberships between officers of the Company and any member of the Committee.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

The Company has entered into change in control employment agreements with corporate officers and certain other key employees. According to the agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Company's Common Stock or more than one-third of the Company's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors, or upon the occurrence of certain business combinations involving the Company. Upon a change in control, a two-year employment contract between the Company and each such executive becomes effective, and all his or her benefits become vested under Company plans. In addition, the executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Company for any reason other than cause or disability of the executive, or (ii) employment is terminated by the executive for good reason, as such terms are defined in the agreement. In such circumstances, the executive is entitled to receive his or her annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs, and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual bonuses for the prior two years. The executive will also be entitled to a continuation of certain employee benefits for two years, or longer if comparable benefits are not otherwise available to the executive. The executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her employment agreement. All of the executive officers named in the Summary Compensation Table have executed such agreements.

INDEPENDENT AUDITOR

Representatives of Arthur Andersen LLP, the Company's independent auditor, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by the Company's independent auditor for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for fiscal year 2000, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during the 2000 fiscal year, totaled $450,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees other than those described above, see "Audit Fees," and those described below, see "All Other Fees," were billed to the Company by the Company's independent auditor for professional services as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X in fiscal year 2000.

ALL OTHER FEES

The aggregate fees billed by the Company's independent auditor for professional services during fiscal year 2000, other than those described above, totaled $992,985. These services were provided for various miscellaneous matters including tax assistance, acquisition assistance, ERISA audits of employee benefit and welfare plans, and supplemental internal auditor services.

           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2002 Annual Meeting must be received at the Company's executive offices no later than November 20, 2001 to be included in the proxy statement and proxy form. All shareholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, must be received by March 8, 2002 to be considered for presentation at the Annual Meeting of Shareholders in 2002. In addition, any shareholder proposals must comply with the informational requirements contained in the Company's By-laws in order to be presented at the 2002 Annual Meeting.

                                  OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Company. No solicitation other than by mail is contemplated.

ON WRITTEN REQUEST TO THE UNDERSIGNED AT 414 EAST THIRD STREET, P.O. BOX 1109, MUSCATINE, IA 52761-0071, THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR.

Information set forth in this proxy statement is as of March 1, 2001, unless otherwise noted.

James I. Johnson
Vice President, General Counsel and Secretary
March 27, 2001

THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000, WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                    EXHIBIT A
                               HON INDUSTRIES INC.
                             AUDIT COMMITTEE CHARTER
                           (REVISED FEBRUARY 14, 2001)

ROLE OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist it in fulfilling the Board's oversight responsibilities relating to (1) the Company's financial reporting and accounting processes for the Company's financial position and results of operations, and (2) the independence of the Company's independent auditor.

The independent auditor for the Company is ultimately accountable to the Board of Directors and Audit Committee of the Company. The Board of Directors and Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

The Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

The Audit Committee shall make regular reports to the Board.

COMPOSITION/EXPERTISE REQUIREMENT OF AUDIT COMMITTEE MEMBERS

The Audit Committee shall consist of at least three Directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

In determining independence, the Board will observe the requirements of Rules
303.01 and 303.02 of the NYSE Listed Company Manual.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Public Policy and Corporate Governance Committee.

Each Audit Committee member shall be financially literate, as the Company's Board interprets such qualifications in its business judgment, or attain such status within a reasonable period after appointment. At least one Audit Committee member shall have accounting or related financial management expertise, as the Company's Board interprets such qualifications in its business judgment.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

1. Review the Committee's Charter annually, and recommend changes, if any, to the Public Policy and Corporate Governance Committee of the Board of Directors.

2. Recommend to the Board of Directors the independent auditor to be nominated.

3. Ensure that the independent auditor submits on a periodic basis a formal written report delineating all relationships between the independent auditor and the Company, to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and to recommend that the Board of Directors take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence. The independence review will also encompass a review of all management consulting services provided by the independent auditor to the Company and their related fees.

4. Inquire of management, including general counsel, the manager of risk management, the senior internal audit executive, and the independent auditor about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.

5. Review with the independent auditor the plan, scope, and fees for the annual audit and other examinations.

6. CONDUCT OF AUDIT. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 90 relating to the conduct of the audit.

7. REVIEW OF AUDIT RESULTS. Review with the independent auditor the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their review of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the independent auditor's normal audit procedures that the independent auditor may from time to time undertake.

8. REVIEW FINANCIAL STATEMENTS. Review with appropriate officers of the Company and the independent auditor the annual and quarterly financial statements of the Company prior to public release thereof.

9. REVIEW INTERNAL AUDIT PROGRAM. Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department and plans for and the scope of their ongoing audit activities.

10. REVIEW INTERNAL AUDIT REPORTS. Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department reports of audit activities, examinations and results thereof of the internal auditing department.

11. REVIEW SYSTEMS OF INTERNAL ACCOUNTING CONTROLS. Review with the independent auditor, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

12. REVIEW RECOMMENDATIONS OF INDEPENDENT AUDITOR. Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditor and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

13.  SECURITIES EXCHANGE ACT. Obtain assurance from the independent auditor that
     Section 10A of the Securities Exchange Act has not been implicated.

14. REVIEW OTHER MATTERS. Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

15. BOARD REPORTS. Report its activities to the Board in such manner and at such times as it deems appropriate.

16. Approve (a) the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, and (b) the annual Audit Committee affirmation letter required by the New York Stock Exchange and recommend its approval by the Board of Directors.
                                  A-3

                               HON INDUSTRIES INC.
             COMMON STOCK PROXY SOLICITED BY BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 2001

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 27, 2001, and appoints Jack D. Michaels and James I. Johnson, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 7, 2001, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the proposed matter or otherwise in their discretion.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                  (Continued and to be signed on reverse side.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFICALLY DIRECTED HEREIN. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED.


                                                  FOR    WITHHELD    FOR ALL
ELECTION OF DIRECTORS FOR THREE-YEAR TERMS:       ALL       ALL      EXCEPT
NOMINEES:  DENNIS J. MARTIN, JACK D. MICHAELS     / /       / /        / /
AND ABBIE J. SMITH.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
WRITE THE NAME(S) ON THE LINE BELOW.


_______________________________________________________

PLEASE DATE, SIGN, AND MAIL IN ENCLOSED RETURN ENVELOPE.


CONSENT:
/ /  DO NOT MAIL FUTURE ANNUAL REPORTS/PROXY STATEMENTS/
     INFORMATION STATEMENTS TO THIS ACCOUNT. MORE THAN
     ONE IS RECEIVED AT THIS HOUSEHOLD (SEE BACK FOR
     DETAILS).



                                            Dated ______________, 2001.


                               ________________________________________


                               ________________________________________
                               Signature(s) of Shareholder(s)
                               / / Individual  / / Corporation  / / Partnership

                               / / Other ______________________________

                               (Please date this proxy and sign exactly as your name or names appear hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.)